Exhibit 99.1

SolarWinds Announces Third Quarter 2010 Results

•	Record quarterly total revenue of $41.2 million, representing 27% year-over-year growth

•	GAAP operating income of $18.2 million, non-GAAP operating income of $21.9 million, or 53% of revenue

•	GAAP diluted earnings per share of $0.17, non-GAAP diluted earnings per share of $0.21

AUSTIN, Texas — October 28, 2010 — SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software to more than 97,000 customers worldwide, today reported results for its third quarter ended September 30, 2010.

Financial Results

SolarWinds reported record total revenue for the third quarter of 2010 of $41.2 million, a 27% increase over total revenue in the third quarter of 2009. License revenue was $20.9 million in the third quarter of 2010, representing an 18% increase over license revenue in the third quarter of 2009. Maintenance revenue was $20.3 million in the third quarter of 2010, representing a 38% increase over maintenance revenue in the third quarter of 2009. On a year-to-date basis, total revenue was $111.0 million, representing a 33% increase over the first nine months of 2009.

On a GAAP basis, operating income was $18.2 million, net income was $12.2 million and diluted earnings per share was $0.17 in the third quarter of 2010, compared to operating income of $15.2 million, net income of $10.2 million and diluted earnings per share of $0.14 in the third quarter of 2009. On a year-to-date basis, GAAP operating income was $43.8 million, representing a 19% increase over the first nine months of 2009.

Non-GAAP operating income was $21.9 million, or 53% of revenue, in the third quarter of 2010, representing an increase of 19% over non-GAAP operating income of $18.3 million in the third quarter of 2009. Non-GAAP net income in the third quarter of 2010 was $14.9 million, an 18% increase over non-GAAP net income of $12.6 million in the third quarter of 2009. Non-GAAP diluted earnings per share was $0.21 in the third quarter of 2010 compared to $0.18 in the third quarter of 2009. On a year-to-date basis, non-GAAP operating income was $56.5 million, representing a 27% increase over the first nine months of 2009.

Net cash provided by operating activities was $13.2 million in the third quarter of 2010 and $46.0 million for the first nine months of 2010 compared to $14.0 million for the third quarter of 2009 and $36.0 million for the first nine months of 2009, representing a year-to-date increase of 28%. Free cash flow, which is equal to net cash provided by operating activities, plus excess tax benefit from stock-based compensation less purchases of property and equipment, was $22.9 million in the third quarter of 2010 compared to $13.7 million for the third quarter of 2009, representing an increase of 67%. For the first nine months of 2010, free cash flow was $61.4 million compared to $36.4 million for the first nine months of 2009, representing a year-to-date increase of 69%. Cash and cash equivalents at the end of the third quarter of 2010 were $107.8 million, an increase of approximately $8.1 million from the end of the second quarter of 2010 after the effect of the repurchase of $25.0 million of common stock during the quarter.

Information about SolarWinds’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below.

Recent Business Highlights

“The third quarter of 2010 was a strong quarter for SolarWinds with the company delivering record license, maintenance, and total revenue driven by solid results across all of the markets in which we sell,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer. “Our commercial business, both in North America and internationally, benefited from continued strength in demand for SolarWinds’ core products across organizations of all sizes. We also had strong sales in the U.S. federal space in the third quarter which represents the second strongest quarter of U.S. federal sales in the company’s history. We saw growth in our U.S. federal run-rate business and closed some larger transactions as well. Nevertheless, we still believe that new license sales to the U.S. federal government are highly unpredictable and difficult to forecast on a quarter-to-quarter basis.”

Other business highlights during the third quarter of 2010 include:

•	SolarWinds increased its total number of customers to over 97,000.

•

SolarWinds’ storage products proved popular with buyers with strong demand and purchasing activity. Storage Profiler provides powerful, easy-to-use, and affordable multi-vendor storage resource management in both physical and virtual environments.

•

The company continued to receive industry recognition for its product portfolio. The Orion family of network and application management products received a “Strong Value” ranking in the EMA Radar Report™ for Application-Aware Network Performance Management (ANPM) Q3 2010. The analyst firm cited the products’ affordability, feature set and customer community as key reasons for the ranking. In September, SolarWinds was positioned by Gartner, Inc. in the “Challengers” quadrant of the report entitled “Magic Quadrant for Storage Resource Management and SAN Management Software.”

•

SolarWinds released new versions of many of its products, including Orion IP Address Manager (IPAM), Orion IP SLA Monitor (IP SLA), Orion NetFlow Traffic Analyzer (NTA), Storage Profiler, Virtual & Server Profiler, and Backup Profiler. The company also released the new Orion Failover Engine (FoE) to provide high availability and disaster recovery options for Orion NPM.

•	SolarWinds introduced VM Console, its latest free tool offering, designed to bounce (shutdown and restart) and track virtual machines.

•	SolarWinds added a number of key channel partners in the EMEA and Asia-Pacific regions.

•

SolarWinds appeared at VMworld 2010 in San Francisco and in Copenhagen, which helped confirm its presence in the virtualization space. SolarWinds expert panel, “Virtualization 101: Best Practices on How to Manage Storage and Virtualized Environments,” and SolarWinds’ booth in Copenhagen attracted significant interest from attendees, with demonstrations of the Profiler virtualization and storage management products, Orion Application Performance Monitor (APM) and Orion Network Performance Monitor (NPM).

•	In August, SolarWinds commenced and completed a $25.0 million share repurchase.

“Our results this quarter again show the profitability leverage inherent in our business model, with revenue outperformance translating to operating margin expansion,” added Mike Berry, SolarWinds’ Chief Financial Officer. “In addition, we generated approximately $23 million in free cash flow, increasing our cash balance by $8 million this quarter despite a $25 million share repurchase.”

Financial Outlook

As of October 28, 2010, SolarWinds is providing its financial outlook for its fourth quarter of 2010 and, as a result of its third quarter results, is raising its outlook for the full year ending December 31, 2010. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share, for the fourth quarter of 2010 and for the full year 2010. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not something that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.

Financial Outlook for the Fourth Quarter of 2010

SolarWinds management currently expects to achieve the following results for the fourth quarter of 2010:

•	Total revenue in the range of $39.0–$41.5 million

•	Non-GAAP operating income representing 48%–50% of revenue

•	Non-GAAP net income of $13.0–$13.8 million

•	Non-GAAP diluted earnings per share of $0.18–$0.19

•	Weighted average shares outstanding of approximately 73.5 million

Financial Outlook for Full Year 2010

Based on strong results in the third quarter, SolarWinds is raising its outlook, previously announced on July 21, 2010, for the full year 2010. SolarWinds management currently expects to achieve the following results for the full year 2010:

•	Total revenue in the range of $150.0–$152.5 million, or year-over-year growth of approximately 30%

•	Non-GAAP operating income representing approximately 50% of revenue

•	Non-GAAP net income of $52.0–$52.8 million

•	Non-GAAP diluted earnings per share of $0.71–$0.72

•	Weighted average shares outstanding of approximately 73.0 million

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 4:00pm CDT (5:00pm EDT/2:00pm PDT). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 888-455-2308 and internationally at +1-719-457-2082. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including SolarWinds’ financial outlook and its expectations for timing and amount of new sales. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “continues,” “expects,” “believes” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds’ failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; (f) changes in SolarWinds’ pricing policies or those of its competitors; (g) the loss of the relationship with a distributor that helps fulfill most of SolarWinds’ sales orders from the U.S. federal government; (h) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-K previously filed for the full year of 2009 and a Form 10-Q for the third quarter of 2010 that SolarWinds anticipates filing on or before November 15, 2010. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share, revenue on a constant currency basis and non-GAAP weighted average shares outstanding and free cash flow. Each of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share exclude the impact of amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes, lawsuit settlement costs and related legal fees, expenses related to potential and completed follow-on offerings of common stock, certain acquisition-related costs and severance costs related to retirement of our former Executive Chairman from the comparable GAAP measure. Non-GAAP net income and non-GAAP diluted earnings per share also exclude the write-off of debt issuance costs, any change in fair value of contingent consideration potentially payable in our acquisitions and the related tax benefits of the excluded items from the comparable GAAP measure. Non-GAAP diluted earnings per share is equal to non-GAAP net income divided by non-GAAP weighted average shares outstanding, which adjusts GAAP weighted average shares outstanding for the first and second quarters of 2009 to assume that the conversion of our preferred stock in May 2009 occurred at the beginning of the applicable period. SolarWinds defines free cash flow as cash flows from operating activities plus excess tax benefit from stock-based compensation less purchases of property and equipment. This press release contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain expenses that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use these non-GAAP measures to assess operational performance as well as to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business. SolarWinds considers free cash flow also to be a liquidity measure that provides important information to management, investors and security analysts regarding the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations. SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired. These items are typically interest expense, income tax expense, depreciation and amortization and stock-based compensation expense and related employer-paid payroll taxes.

SolarWinds understands that, although these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures, such as the amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and acquisition-related costs, can have a material impact on net earnings. In addition, free cash flow does not represent the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, operating income, net income, cash flows from operating activities, revenue or other measures of performance prepared in accordance with GAAP. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

*Gartner, Inc. “Magic Quadrant for Storage Resource Management and SAN Management Software” by Valdis Filks and Robert E. Passmore, September 21, 2010

About SolarWinds

SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to more than 97,000 customers worldwide – from Fortune 500 enterprises to small businesses. We work to put our users first and remove the obstacles that have become “status quo” in traditional enterprise software. SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to address users’ management priorities. Our online user community, thwack, is a gathering-place where tens of thousands of IT pros solve problems, share technology, and participate in product development for all of SolarWinds’ products. Learn more today at http://www.solarwinds.com.

SolarWinds, SolarWinds.com and Orion are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.

About the Magic Quadrant

The Magic Quadrant is copyrighted 2010 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

CONTACTS:

Investors:	Media:
Dave Hafner	Tiffany Nels
Phone: 512.682.9867	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$107,837	$129,788
Accounts receivable, net of allowances of $186 and $149 as of September 30, 2010 and December 31, 2009, respectively	24,161	15,786
Income tax receivable	5,959	109
Deferred taxes	157	252
Prepaid income taxes	—	4,675
Other current assets	2,373	2,116

Total current assets	140,487	152,726
Property and equipment, net	6,556	6,406
Debt issuance costs, net	—	399
Deferred taxes	1,797	2,078
Goodwill	40,557	15,444
Intangible assets and other, net	21,097	4,417

Total assets	$210,494	$181,470

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,923	$3,293
Accrued liabilities	6,243	4,937
Accrued interest payable	—	539
Accrued earnout	3,905	—
Income taxes payable	213	284
Current portion of deferred revenue	50,375	37,103
Current portion of long-term debt	—	16,871

Total current liabilities	62,659	63,027
Long-term liabilities:
Deferred revenue, net of current portion	3,581	1,544
Deferred taxes	225	153
Other long-term liabilities	707	454
Long-term debt, net of current portion	—	27,226

Total long-term liabilities	4,513	29,377

Total liabilities	67,172	92,404
Commitments and contingencies
Stockholders’ equity:

Common stock, $0.001 par value: 123,000,000 shares authorized and 69,822,250 and 66,502,098 shares issued as of September 30, 2010 and December 31, 2009, respectively	70	67
Additional paid-in capital	148,406	123,083
Accumulated other comprehensive loss	(661)	(159)
Accumulated deficit	(4,493)	(33,925)

Total stockholders’ equity	143,322	89,066

Total liabilities and stockholders’ equity	$210,494	$181,470

SolarWinds, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:
License	$20,850	$17,638	$55,735	$44,777
Maintenance and other	20,304	14,712	55,252	38,690

Total revenue	41,154	32,350	110,987	83,467
Cost of license revenue	490	153	1,307	458
Cost of maintenance and other revenue	1,547	1,110	4,349	3,127

Gross profit	39,117	31,087	105,331	79,882
Operating expenses:
Sales and marketing	10,993	7,765	31,930	21,690
Research and development	4,054	2,986	11,505	8,167
General and administrative	5,860	5,150	18,106	13,127

Total operating expenses	20,907	15,901	61,541	42,984

Operating income	18,210	15,186	43,790	36,898
Other income (expense):
Interest income	35	93	135	225
Interest expense	—	(668)	(1,146)	(3,659)
Other income (expense)	(174)	(82)	37	(88)

Total other expense	(139)	(657)	(974)	(3,522)

Income before income taxes	18,071	14,529	42,816	33,376
Income tax expense	5,912	4,374	13,384	10,415

Net income	$12,159	$10,155	$29,432	$22,961

Net income per share:
Basic earnings per share	$0.18	$0.16	$0.43	$0.50

Diluted earnings per share	$0.17	$0.14	$0.40	$0.44

Weighted shares used to compute net income per share:
Shares used in computation of basic earnings per share	68,668	65,045	68,052	46,183

Shares used in computation of diluted earnings per share	72,511	71,794	72,832	51,801

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$41,154	$—		$41,154	$32,350	$—		$32,350
Gross profit	39,117	505		39,622	31,087	165		31,252
Operating expenses	20,907	(3,155)		17,752	15,901	(2,960)		12,941

Operating income	18,210	3,660	(a)	21,870	15,186	3,125	(a)	18,311
Total other expense	(139)	162	(b)	23	(657)	—		(657)

Income before income taxes	18,071	3,822		21,893	14,529	3,125		17,654
Income tax expense	5,912	1,070	(c)	6,982	4,374	693	(c)	5,067

Net income	$12,159	$2,752		$14,911	$10,155	$2,432		$12,587

(a)	Reflects the reversal of amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and other excluded expenses as follows:

Amortization of intangible assets:

	Three Months Ended September 30,
	2010	2009
Cost of license revenue	$459	$145
Sales and marketing	—	—
Research and development	—	—
General and administrative	383	51

Stock-based compensation expense and related employer-paid payroll taxes:

	Three Months Ended September 30,
	2010	2009
Cost of maintenance revenue	$46	$20
Sales and marketing	707	569
Research and development	405	310
General and administrative	1,660	1,225

Other excluded expenses:

	Three Months Ended September 30,
	2010	2009
Lawsuit settlement costs and related legal fees	$—	$805

(b)	Represents the change in fair value of the contingent consideration potentially payable under the asset purchase agreement with Tek-Tools, Inc.

(c)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and other excluded expenses.

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$110,987	$—		$110,987	$83,467	$—		$83,467
Gross profit	105,331	1,401		106,732	79,882	505		80,387
Operating expenses	61,541	(11,266)		50,275	42,984	(6,912)		36,072

Operating income	43,790	12,667	(a)	56,457	36,898	7,417	(a)	44,315
Total other expense	(974)	496	(b)	(478)	(3,522)	428	(b)	(3,094)

Income before income taxes	42,816	13,163		55,979	33,376	7,845		41,221
Income tax expense	13,384	3,587	(c)	16,971	10,415	1,693	(c)	12,108

Net income	$29,432	$9,576		$39,008	$22,961	$6,152		$29,113

(a)	Reflects the reversal of amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and other excluded expenses as follows:

Amortization of intangible assets:

	Nine Months Ended September 30,
	2010	2009
Cost of license revenue	$1,267	$450
Sales and marketing	—	—
Research and development	—	—
General and administrative	1,051	128

Stock-based compensation expense and related employer-paid payroll taxes:

	Nine Months Ended September 30,
	2010	2009
Cost of maintenance revenue	$134	$55
Sales and marketing	2,220	1,481
Research and development	1,245	833
General and administrative	6,179	3,399

Other excluded expenses:

	Nine Months Ended September 30,
	2010	2009
Lawsuit settlement costs and related legal fees	$(217)	$1,071
Public offering costs (d)	170	—
Acquisition related costs	410	—
Severance costs related to retirement of former Executive Chairman	208	—

(b)	Represents a decrease of $334 and $428 in the amortization of debt issuance costs due to the repayment of all or a portion of the long-term debt during the nine months ended September 30, 2010 and 2009, respectively. The remaining expenses of $162 for the nine months ended September 30, 2010 represent a change in fair value of the contingent consideration potentially payable under the asset purchase agreement with Tek-Tools, Inc.

(c)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and related employer-paid payroll taxes and other excluded expenses.

(d)	Represents expenses of $151 associated with preliminary work on a potential public offering that was cancelled during the second quarter of 2010. The remaining expenses of $19 related to a public offering completed in the fourth quarter of 2009.

SolarWinds, Inc.

Reconciliation of Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Numerator:
Reconciliation between GAAP and non-GAAP net income:
Net income	$12,159	$10,155	$29,432	$22,961
Reversal of intangible assets amortization	842	196	2,318	578
Reversal of stock-based compensation expense and related employer-paid payroll taxes	2,818	2,124	9,778	5,768
Reversal of debt issuance costs write-off	—	—	334	428
Reversal of public offering costs	—	—	170	—
Reversal of lawsuit settlement costs and related legal fees	—	805	(217)	1,071
Reversal of acquisition related costs	162	—	572	—
Reversal of severance costs related to retirement of former Executive Chairman	—	—	208	—
Reversal of tax benefits associated with above adjustments	(1,070)	(693)	(3,587)	(1,693)

Non-GAAP net income	$14,911	$12,587	$39,008	$29,113

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted earnings per share:
Weighted average number of shares used in computing diluted earnings per share	72,511	71,794	72,832	51,801
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock (a)	—	—	—	13,798

Non-GAAP weighted average shares used in computing non-GAAP diluted earnings per share (b)	72,511	71,794	72,832	65,599

Diluted earnings per share	$0.17	$0.14	$0.40	$0.44

Non-GAAP diluted earnings per share	$0.21	$0.18	$0.54	$0.44

(a)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the indicated period.

(b)	If the company assumed the common shares issued in its initial public offering in May 2009 were issued as of the beginning of the comparable period, or January 1, 2009, then the weighted average shares used in computing non-GAAP diluted earnings per share and the non-GAAP diluted earnings per share would have been 70,587 shares and $0.41 per share, respectively, for the nine months ended September 30, 2009.

SolarWinds, Inc.

Reconciliation of Third Quarter of 2010 GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis

(In thousands)

(Unaudited)

Revenue on a constant currency basis is calculated using the average foreign exchange rates in the monthly periods during a previous quarter and applying these rates to foreign-denominated revenue in the corresponding monthly periods in the third quarter of 2010. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as foreign exchange impact in the table below.

	Using Foreign Exchange Rates in Second Quarter of 2010	Using Foreign Exchange Rates in Third Quarter of 2009
License revenue	$20,850	$20,850
Foreign exchange impact on license revenue	(97)	467

License revenue on a constant currency basis	$20,753	$21,317

Maintenance and other revenue	$20,304	$20,304
Foreign exchange impact on maintenance and other revenue	(44)	418

Maintenance and other revenue on a constant currency basis	$20,260	$20,722

Total revenue	$41,154	$41,154
Foreign exchange impact on total revenue	(141)	885

Total revenue on a constant currency basis	$41,013	$42,039

SolarWinds, Inc.

Reconciliation of GAAP Cash Flows From Operating Activities to Free Cash Flow

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation between GAAP cash flows from operating activities and free cash flow:
GAAP cash flows from operating activities	$13,228	$14,035	$46,049	$36,021
Excess tax benefit from stock-based compensation	10,174	491	17,367	2,212
Purchases of property and equipment	(533)	(831)	(1,967)	(1,806)

Free cash flow	$22,869	$13,695	$61,449	$36,427

SolarWinds, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Cash flows from operating activities
Net income	$12,159	$10,155	$29,432	$22,961

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,404	596	3,896	1,627
Provision for doubtful accounts	119	17	134	132
Stock-based compensation expense	2,345	2,075	8,954	5,628
Deferred taxes	920	(153)	409	(181)
Excess tax benefit from stock-based compensation	(10,174)	(491)	(17,367)	(2,212)
Other non-cash expenses	178	32	679	896
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(6,853)	(8,099)	(8,844)	(7,224)
Income taxes receivable	523	213	30	619
Prepaid income taxes	—	2,129	4,675	—
Prepaid and other current assets	192	(144)	(430)	(643)
Accounts payable	(221)	406	(1,362)	700
Accrued liabilities	1,779	1,105	1,471	1,872
Accrued interest payable	—	(459)	(539)	(1,437)
Income taxes payable	4,253	2,091	11,713	3,991
Deferred revenue and other liabilities	6,604	4,562	13,198	9,292

Net cash provided by operating activities	13,228	14,035	46,049	36,021

Cash flows from investing activities
Purchases of property and equipment	(533)	(831)	(1,967)	(1,806)
Purchases of intangible assets and other	(442)	(105)	(651)	(305)
Acquisition of businesses	—	—	(28,039)	(46)

Net cash used in investing activities	(975)	(936)	(30,657)	(2,157)

Cash flows from financing activities
Repurchase of common stock	(24,987)	—	(24,987)	—
Net cash proceeds from initial public offering	—	—	—	104,625
Payments for initial public offering costs	—	(618)	—	(1,496)
Exercise of stock options	8,935	294	14,771	2,685
Excess tax benefit from stock-based compensation	10,174	491	17,367	2,212
Repayment of long-term debt	—	—	(44,097)	(56,986)
Repayments of capital lease obligations	—	(6)	(9)	(19)

Net cash (used in) provided by financing activities	(5,878)	161	(36,955)	51,021
Effect of exchange rate changes on cash and cash equivalents	1,695	395	(388)	354

Net increase (decrease) in cash and cash equivalents	8,070	13,655	(21,951)	85,239
Cash and cash equivalents
Beginning of period	99,767	112,150	129,788	40,566

End of period	$107,837	$125,805	$107,837	$125,805

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$1,033	$1,280	$4,402

Cash paid (received) for income taxes	$201	$38	$(3,457)	$5,903

Noncash investing and financing transactions
Accrued earnout	$—	$—	$3,743	$—

Stock issued for acquisition	$—	$—	$9,221	$—

Dividends payable	$—	$—	$—	$20,000

Conversion of preferred stock to common stock	$—	$—	$—	$27